BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/27/2019

Work Order Item Number:	W2019112701579-257771
Filing Number:	20190314711
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	11/27/2019 1:39:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0242752008-3

Entity Name: BTCS INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

NATIONAL REGISTERED AGENTS, INC.

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0242752008-3
Barbara K. Cegavske	Filing Number 20190314711
Secretary of State State Of Nevada	Filed On 11/27/2019 1:39:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☒ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: BTCS INC. Entity or Nevada Business Identification Number (NVID): NV20081590421
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series C-1 Convertible Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* The Amended and Restated Certificate of Designation of Preferences, continued on attached.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer — Date: 11/27/2019

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

BTCS Inc., a Nevada corporation
NV20081590421

The Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Convertible Preferred Stock is hereby amended to replace Section 5(a) with the following:

Section 5. Conversion.

(a) *Conversion Right.* Each holder of Series C-1 Preferred Stock may, from time to time, convert any or all of such holder's shares of Series C-1 Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to fifteen (15) shares of Common Stock for each one share of Series C-1 Preferred Stock surrendered ("Conversion Ratio"). Provided, however, the Conversion Ratio shall be 6.666 shares of Common Stock for each one share of Series C-1 Preferred Stock for a conversion effectuated after November 29, 2019.